Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Maplebear Inc. of our report dated March 17, 2023 relating to the financial statements, which appears in Maplebear Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-274213).

/s/ PricewaterhouseCoopers LLP
San Francisco, California

September 19, 2023